Schedule – IMS – CFVST II

Schedule A

As of May 1, 2015

Asset Charge

The following funds shall not pay the Investment Manager a direct fee for services rendered hereunder:

•	Variable Portfolio – Aggressive Portfolio

•	Variable Portfolio – Conservative Portfolio

•	Variable Portfolio – Moderate Portfolio

•	Variable Portfolio – Moderately Aggressive Portfolio

•	Variable Portfolio – Moderately Conservative Portfolio

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table, below:

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level
Columbia Variable Portfolio – Balanced Fund Columbia Variable Portfolio – Dividend Opportunity Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011*	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.660 0.615 0.570 0.520 0.510 0.490	% % % % % %
Columbia Variable Portfolio – Cash Management Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $1.0 Next $0.5 Next $0.5 Next $0.5 Next $2.5 Next $1.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Over $24.0	0.330 0.313 0.295 0.278 0.260 0.240 0.220 0.215 0.190 0.180 0.170 0.160 0.150	% % % % % % % % % % % % %
Columbia Variable Portfolio - Commodity Strategy Fund#	Agreement adopted as of Jan. 16, 2013; and Schedule A effective as of Jan. 16, 2013	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.550 0.505 0.480 0.460 0.440	% % % % %
Columbia Variable Portfolio – Core Equity Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	All	0.400%
Columbia Variable Portfolio – Intermediate Bond Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011***	First $1.0 Next $1.0 Next $4.0 Next $1.5 Next $1.5 Next $3.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.430 0.420 0.400 0.380 0.365 0.360 0.350 0.340 0.320 0.300	% % % % % % % % % %

IMS - CFVSTII

Schedule – IMS – CFVST II

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level
Columbia Variable Portfolio - Emerging Markets Bond Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of January 12, 2012	First $0.50 Next $0.50 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.530 0.525 0.515 0.495 0.480 0.455 0.440 0.431 0.419 0.409 0.393 0.374 0.353	% % % % % % % % % % % % %
Columbia Variable Portfolio – Limited Duration Credit Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of July 1, 2014	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.410 0.405 0.400 0.395 0.380 0.365 0.360 0.350 0.340 0.330 0.310 0.290	% % % % % % % % % % % %
Columbia VP – Managed Volatility Moderate Growth Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 12, 2012	Assets invested in underlying funds (including any ETFs) that pay an investment advisory fee to the Investment Manager	0.00%

Assets invested in securities (other than underlying mutual funds (including any ETFs) that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, derivatives and individual securities.
		First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.66 0.615 0.57 0.52 0.51 0.49	% % % % % %

IMS - CFVSTII

Schedule – IMS – CFVST II

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level
Columbia Variable Portfolio – Large Core Quantitative Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011*	First $0.5 Next $0.5 Next $2.0 Next $3.0 Over $6.0	0.710 0.660 0.565 0.560 0.540	% % % % %
Columbia Variable Portfolio – Global Bond Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011***	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $4.5 Next $8.0 Next $30.0 Over $50.0	0.570 0.525 0.520 0.515 0.510 0.500 0.490 0.480 0.470	% % % % % % % % %
Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Next $50.0	0.440 0.415 0.390 0.365 0.340 0.325 0.320 0.310 0.300 0.290 0.270 0.250	% % % % % % % % % % % %
Columbia Variable Portfolio – High Yield Bond Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011***	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.590 0.575 0.570 0.560 0.550 0.540 0.515 0.490 0.475 0.450 0.435 0.425 0.400 0.385 0.360	% % % % % % % % % % % % % % %

IMS - CFVSTII

Schedule – IMS – CFVST II

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level
Columbia Variable Portfolio – Income Opportunities Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011***	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.590 0.575 0.570 0.560 0.550 0.540 0.515 0.490 0.475 0.450 0.435 0.425 0.400 0.385 0.360	% % % % % % % % % % % % % % %
Columbia Variable Portfolio – Large Cap Growth Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011*	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.710 0.665 0.620 0.570 0.560 0.540	% % % % % %
Columbia Variable Portfolio – Mid Cap Value Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011*	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $9.0 Over $12.0	0.760 0.715 0.670 0.620 0.620 0.620	% % % % % %
Columbia Variable Portfolio – Mid Cap Growth Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 1, 2011*	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $9.0 Over $12.0	0.760 0.715 0.670 0.620 0.620 0.620	% % % % % %
Columbia Variable Portfolio – Large Cap Index Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011***	All	0.100%
Columbia Variable Portfolio – U.S. Government Mortgage Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011***	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.360 0.355 0.350 0.345 0.330 0.315 0.310 0.300 0.290 0.280 0.260 0.240	% % % % % % % % % % % %

IMS - CFVSTII

Schedule – IMS – CFVST II

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level
Columbia Variable Portfolio - Seligman Global Technology Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 7, 2011	First $2.0 Next $2.0 Over $4.0	0.950 0.910 0.870	% % %
Columbia Variable Portfolio – Select Large-Cap Value Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $0.5 Next $0.5 Next $2.0 Next $3.0 Over $6.0	0.710 0.660 0.565 0.560 0.540	% % % % %
Columbia Variable Portfolio – Select Smaller - Cap Value Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $0.5 Next $0.5 Over $1.0	0.790 0.745 0.700	% % %
Columbia Variable Portfolio – Emerging Markets Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011**	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $5.5 Next $2.5 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	1.100 1.080 1.060 1.040 1.020 1.000 0.985 0.970 0.960 0.935 0.920 0.900	% % % % % % % % % % % %
Columbia Variable Portfolio – Select International Equity Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011*	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $0.5 Next $1.5 Next $3.0 Next $6.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.800 0.775 0.750 0.725 0.700 0.650 0.640 0.620 0.620 0.610 0.600 0.570	% % % % % % % % % % % %
Columbia Variable Portfolio – U.S. Equities Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of May 1, 2015	First $0.50 Next $0.50 Over $1.0	0.790 0.745 0.700	% % %
Variable Portfolio –Sit Dividend Growth Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 1, 2011**	First $0.5 Next $0.5 Next $1.0 Next $1.0 Next $3.0 Over $6.0	0.730 0.705 0.680 0.655 0.630 0.600	% % % % % %
Variable Portfolio – Victory Established Value Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011**	First $0.5 Next $0.5 Next $1.0 Next $1.0 Next $3.0 Over $6.0	0.780 0.755 0.730 0.705 0.680 0.650	% % % % % %

IMS - CFVSTII

Schedule – IMS – CFVST II

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level
Variable Portfolio - DFA International Value Fund Variable Portfolio - Invesco International Growth Fund Variable Portfolio - Pyramis International Equity Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $1.0 Next $1.0 Over $2.0	0.850 0.800 0.700	% % %

Variable Portfolio - American Century Diversified Bond Fund

Variable Portfolio - J.P. Morgan Core Bond Fund

Variable Portfolio – TCW Core Plus Bond Fund

Variable Portfolio - Wells Fargo Short Duration Government Fund

	Agreement adopted as of March 1, 2011; and Schedule A effective as of July 1, 2013	First $1.0 Next $1.0 Next $1.0 Over $3.0	0.480 0.450 0.400 0.375	% % % %
Variable Portfolio – Loomis Sayles Growth Fund Variable Portfolio – Nuveen Winslow Large Cap Growth Fund Variable Portfolio - MFS Value Fund Variable Portfolio - NFJ Dividend Value Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $1.0 Next $1.0 Over $2.0	0.650 0.600 0.500	% % %
Variable Portfolio – Holland Large Cap Growth Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of May 1, 2013	First $1.0 Next $0.5 Next $0.5 Over $2.0	0.650 0.600 0.550 0.500	% % % %
Variable Portfolio - Eaton Vance Floating-Rate Income Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $1.0 Next $1.0 Over $2.0	0.630 0.580 0.530	% % %
Variable Portfolio - Jennison Mid Cap Growth Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $1.0 Next $1.0 Over $2.0	0.750 0.700 0.650	% % %
Variable Portfolio – Columbia Wanger International Equities Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of July 1, 2013	First $0.25 Next $0.25 Next $0.50 Next $2.00 Over $3.00	0.950 0.900 0.850 0.750 0.720	% % % % %
Variable Portfolio - Morgan Stanley Global Real Estate Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $1.0 Next $1.0 Over $2.0	0.850 0.800 0.750	% % %
Variable Portfolio - Partners Small Cap Growth Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of March 1, 2011	First $0.25 Next $0.25 Over $0.50	0.900 0.850 0.800	% % %
Variable Portfolio – Partners Small Cap Value Fund	Agreement adopted as of March 1, 2011; and Schedule A effective as of April 30, 2011**	First $0.25 Next $0.25 Next $0.25 Next $0.25 Over $1.0	0.970 0.945 0.920 0.895 0.870	% % % % %

#	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any investment management service fees paid to the Investment Manager by any Subsidiaries under separate investment management services agreements with the Subsidiaries.

IMS - CFVSTII

Schedule – IMS – CFVST II

*	Reflects elimination of the Performance Incentive Adjustment and changes to the fee schedule.
**	Reflects elimination of the Performance Incentive Adjustment.
***	Reflects changes to the fee schedule.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

IMS - CFVSTII

Schedule – IMS – CFVST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of April 15, 2015, provided that the Agreement shall, with respect to each Fund, be deemed to have been executed as of the later of the Agreement adoption and Schedule A effective date for such Fund specified herein.

COLUMBIA FUNDS VARIABLE SERIES TRUST II

By:	/s/ Christopher O. Petersen
Name: Christopher O. Petersen
Title: President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name: Amy K. Johnson
Title: Managing Director and Chief Operating Officer

IMS - CFVSTII